Exhibit 99.2
REGULATION FD DISCLOSURE
          Except as otherwise required by the context, as used herein, “our company,” “we,” “us” and “our” refer to Nortek, Inc. and its subsidiaries. Various financial terms, including “CCF” and “ACCF,” have the meanings set forth under the caption “First Quarter 2011 Outlook” below.
Recent Developments
     First Quarter 2011 Outlook
     We have not yet finalized our financial results for the three months ended April 2, 2011. However, based on our unaudited preliminary analysis, we estimate that we will have the following selected results for the three months ended April 2, 2011:
•	Net sales of between approximately $485.0 million and $490.0 million, of which between approximately $48.0 million and $50.0 million is attributable to our Ergotron, Inc. (“Ergotron”) subsidiary, as compared to sales of approximately $430.9 million for the three months ended April 3, 2010; and

•	Adjusted Consolidated Cash Flow (“ACCF”), as defined below, of between approximately $30.9 million and $33.9 million, of which between approximately $9.0 million and $9.5 million is attributable to Ergotron, as compared to ACCF of approximately $42.6 million, of which approximately $5.2 million related to the proforma effect of the acquisition of Ergotron for the three months ended April 3, 2010.
CCF represents net earnings (loss) before interest, income taxes, depreciation, amortization and the effects of the emergence from bankruptcy, including the effects of fresh-start accounting. The ACCF is defined as the CCF further adjusted to exclude certain cash and non-cash, non-recurring items and includes the pro-forma effect of acquisitions as if each acquisition had occurred on the first day of the four-quarter reference period. CCF and ACCF are not defined terms under GAAP. Neither CCF nor ACCF should be considered an alternative to operating income or net earnings (loss) as a measure of operating results or an alternative to cash flow as a measure of liquidity. There are material limitations associated with making the adjustments to our earnings to calculate CCF and ACCF and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, CCF and ACCF do not include:
•	interest expense, and, because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and, because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue;

•	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate; or

•	certain cash and non-cash, non-recurring items, and, because such non-recurring items can, at times, affect our operating results, the exclusion of such items is a material limitation.
We present CCF because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present CCF when reporting their results. In addition, CCF provides additional information used by our management and Board of Directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes that CCF facilitates operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).
We believe that the inclusion of supplementary adjustments to CCF applied in presenting ACCF are appropriate to provide additional information to investors about the performance of the business, and we are required to reconcile net earning (loss) to ACCF to demonstrate compliance with debt covenants. While the determination of appropriate adjustments in the calculation of ACCF is subject to interpretation under the terms of the 10% Senior Unsecured Notes due 2018 (“10% Notes”) and the 11% Senior Secured Notes due 2013 (“11% Notes”), management believes the adjustments described below are in accordance with the covenants in the 10% Notes and 11% Notes.

The following table presents a reconciliation from a range of net loss to a range of CCF and ACCF expected for the Company for the three months ended April 2, 2011 (amounts in millions):

	Low	High
Net loss	$(20.0)	$(18.0)
Benefit from income taxes	(7.5)	(6.5)
Interest expense	29.9	29.9
Depreciation and amortization expense	27.6	27.6

Consolidated Cash Flow	$30.0	$33.0
Share-based compensation expense	0.7	0.7
Net foreign exchange gains	(0.2)	(0.2)
Restructuring	0.4	0.4

Adjusted Consolidated Cash Flow	$30.9	$33.9

Our guidance for the three months ended April 2, 2011 is based on estimates that we believe are reasonable given our assessment of the preliminary financial information that is reasonably available at this point in our quarterly closing process. Our estimates, however, are subject to the finalization of our quarterly financial closing process, which is not expected to be completed until mid-May of 2011. As such, these estimates are subject to a wide range of business risks and uncertainties that need to be evaluated during the completion of the quarterly financial closing process, so no assurances can be provided that actual results will fall within the guidance ranges. These risks and uncertainties, as well as other unforeseeable risks and uncertainties, could cause our actual results to differ materially from the guidance provided above. The guidance provided above is given as of the date hereof, based on information known to us as of the date hereof and we undertake no obligation to publicly update or revise it prior to the time that we complete our quarterly financial closing process and issue our Form 10-Q. Please see “Forward Looking Statements”.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this discussion and throughout this document, words such as “intends”, “plans”, “estimates”, “believes”, “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, product and warranty liability claims, the ability to meet the listing requirements of the New York Stock Exchange, and acquisitions, dispositions, restructurings, business shutdowns and integrations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Readers are also urged to carefully review and consider the various disclosures made by Nortek herein, as well as the reports and filings of Nortek with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010.